UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2007

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April  25, 2007, Fortune Industries, Inc. (the “Company”), received a  letter from the American Stock Exchange (“Amex” or the “Exchange”) indicating that the Company is not in compliance with Section 301 of the Amex Company Guide as a result of the Company’s issuance of 305,883 shares (the “Shares”) of the Company’s common stock related to the Company’s acquisition of Precision Employee Management, LLC, without prior listing approval from Amex.  Section 301 provides that a listed company is not permitted to issue additional securities until the issuer has applied for and received approval to list such shares on the Exchange. The Company’s common stock is listed on the Exchange under the trading symbol “FFI”.

On April 27, 2007, pursuant to Sections 402 and 1009(j) of the Company Guide, the Company issued a press release reporting its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1.

The Company is working with Amex to ensure that the Shares are properly listed with the Exchange.

Item 9.01.  Financial Statements and Exhibits.

    (d) Exhibits

EXHIBIT #	DESCRIPTION

99.1	Press Release, dated April 27, 2007

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: April 30, 2007	By: /s/ Amy Gallo
Amy Gallo
Chief Financial Officer